UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On August 20, 2015, FreightCar America, Inc. (the “Company”) announced that, together with co-defendants Johnstown America Corporation and Johnstown America Corporation USWA Health & Welfare Plan (collectively with the Company, the “Defendants”), it had reached an agreement in principle with the United Steel, Paper & Forestry, Rubber, Manufacturing, Energy, Allied Industrial & Services Workers International Union, AFL-CIO, CLC (the “USW” and, collectively with certain retiree plaintiffs, the “Plaintiffs”) in connection with the settlement of the litigation relating to certain welfare benefits that is pending before the United States District Court for the Western District of Pennsylvania (the “Court”). Pursuant to their Joint Motion to Cancel the Trial Scheduled to Begin August 25, 2015 (the “Joint Motion”) that was filed with the Court on August 20, 2015, the parties have agreed to the following terms, subject to execution of definitive documentation and approval by the Court:

(1)	The USW will establish and administer a Voluntary Employees’ Beneficiary Association (the “VEBA”). The Defendants will have no responsibility for the implementation or administration of the VEBA, except that the Company will cooperate in providing health claims data and other information reasonably requested for establishment of the VEBA.

(2)	Within 10 business days of final approval of the proposed settlement, the Defendants will make a settlement payment of $32,750,000 in cash. Plaintiffs’ attorneys’ fees and costs (not to exceed $1,500,000) will be deducted from that settlement payment, with the balance to be contributed to the VEBA.

(3)	Interest at the rate of 5% will accrue on the Defendants’ payment obligation if payment is not made within 180 days after the filing of the Joint Motion. Interest shall in no case exceed $250,000.

(4)	The Defendants shall not be responsible for any other payments, expenses or costs to or by Plaintiffs or their counsel associated with the litigation or the settlement process, including, but not limited to, costs relating to class notice and settlement administration. This limitation does not apply to any proceedings to enforce the proposed settlement.

(5)	The final settlement agreement will contain a full release of all parties.

(6)	The parties will file with the court a joint motion for preliminary approval of a class settlement within 30 days of the filing of the Joint Motion.

(7)	All parties will use their best efforts to obtain a fairness hearing within 90 days of filing the joint motion for preliminary approval, and to secure approval of the settlement terms.

(8)	The settlement will not be effective until full and final class action approval has been granted. If approval of the proposed settlement terms is not obtained, the parties will revert back to their respective positions.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Press Release of FreightCar America, Inc. dated August 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: August 20, 2015	By:	/s/ Kathleen M. Boege
	Name:	Kathleen M. Boege
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release of FreightCar America, Inc. dated August 20, 2015.